Exhibit 10.6

AMERICANS WITH DISABILITIES ACT OF 1990

INDEMNITY AGREEMENT

This Americans with Disabilities Act of 1990 Indemnity Agreement (“Indemnity”) is entered into this 14th day of March, 2012, by DC-2775 NORTHWOODS PARKWAY, LLC, a Delaware limited liability company (“Borrower”) and CARTER/VALIDUS OPERATING PARTNERSHIP, LP (“Guarantors”) (Borrower and Guarantors shall collectively be referred to herein as the “Indemnitors”), to and for the benefit of AMERICAN FAMILY LIFE INSURANCE COMPANY (“American Family”), its successors and assigns.

RECITALS:

A. American Family has agreed to lend Borrower the sum of Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) (the “Loan”), pursuant to the Promissory Note of even date herewith (“Note”), which Loan is secured by, among other things, a Deed to Secure Debt, Assignment of Rents and Security Agreement of even date herewith from Borrower to American Family (“Security Deed”) on the real estate described in Exhibit A attached hereto, and the improvements constructed thereon and thereto (the “Premises”), the terms of which are hereby incorporated herein by reference.

B. It is a condition of American Family’s advancing funds to Borrower pursuant to the Note that this Indemnity be executed and delivered to American Family by Indemnitors.

NOW THEREFORE,

IN CONSIDERATION OF THE FOREGOING AND OTHER VALUABLE CONSIDERATION, the receipt and sufficiency of which is acknowledged, Indemnitors agree as follows:

1. Indemnitors agree, jointly and severally, to indemnify, defend and hold American Family harmless from and against, and shall reimburse American Family for, any and all losses, claims, liabilities, damages (including compensatory, consequential and punitive), injunctive relief, injuries to person or property, costs, expenses, actions or causes of action, occurring or arising from or in connection with any violation of the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, et seq., all amendments thereto and reauthorizations thereof (“ADA”), and all regulations, orders, rules, policies, and rules of common law promulgated or arising in connection therewith (collectively “Disabilities Regulations”), arising from or relating to the Premises while the Premises are owned or controlled by any of the Indemnitors, other than those arising solely from the gross negligence or willful misconduct of American Family or a state of facts, in each case, that first occurs or comes into existence after the date that the holder of the Security Deed or a receiver takes possession of the Premises or acquires title to the Premises by foreclosure or deed in lieu of foreclosure.

a. The foregoing Indemnity includes, without limitation, all costs (in law or in equity) of remediation of any kind; all investigatory costs and all costs incurred in order to comply with, or remedy any violation of, the ADA or Disabilities Regulations; all costs associated with claims for damages to persons or property; all fines; and American Family’s reasonable attorneys’ and paralegals’ fees and costs, consultants’ fees and court costs arising from or relating to the Premises.

b. Under no circumstances shall American Family be required or obligated to seek recovery from third parties or otherwise to mitigate its losses in order to maintain a claim against Indemnitors. Indemnitors agree that the failure to pursue such recovery or to mitigate any loss will in no way reduce the amounts recoverable by American Family from Indemnitors.

c. Indemnitors, on behalf of themselves and their respective successors and assigns, waive and release American Family from any and all claims of any kind or character arising under or pursuant to the ADA or Disabilities Regulations with respect to the Premises, other than those arising solely from the gross negligence or willful misconduct of American Family or a state of facts, in each case, that first occurs or comes into existence after the date that the holder of the Security Deed or a receiver takes possession of the Premises or acquires title to the Premises by foreclosure or deed in lieu of foreclosure.

d. Indemnitors shall defend any claim or action subject to this Indemnity using counsel reasonably acceptable to American Family. If Indemnitors’ defense is not reasonably acceptable to American Family, American Family may elect, at is sole option, to defend, at Indemnitors’ sole cost, expense and risk, and using counsel selected by American Family and reasonably acceptable to Indemnitors, any claim or action asserted by any third party which is subject to this Indemnity, by sending prompt written notice of such election to Indemnitors.

2. The obligations of Indemnitors under this Indemnity shall terminate upon satisfaction of the Loan; provided, however, such obligations shall be independent of the obligations of Borrower to American Family in connection with the Loan. The rights of American Family under this Indemnity shall be in addition to any other rights and remedies of American Family under any Loan Document, at law or in equity. Except as set forth in Paragraph 7, below, American Family shall have full recourse to the assets of Indemnitors for payment of the obligations of Indemnitors under this Indemnity.

3. Any amount properly claimed hereunder by American Family not paid by Indemnitors within thirty (30) days after written demand from American Family shall bear interest from the postmarked date of such demand at a rate per annum equal to the Default Rate.

4. This Indemnity shall inure to the benefit of American Family, American Family’s successors and assigns, and shall be binding upon Indemnitors, their respective executors, representatives, heirs, successors and assigns.

5. Indemnitors and American Family agree, notwithstanding any conflict of law principles, that this Indemnity is made by Indemnitors and accepted by American Family in the State of Georgia and is intended to be and shall be governed by and construed in accordance with the laws of the State of Georgia.

6. All terms used in this Indemnity which appear in boldface type and are not defined herein, shall have the meaning ascribed to such term or terms in the Security Deed.

7. Notwithstanding anything to the contrary contained in this Indemnity, the liability of Guarantors and Borrower for the Indebtedness and for the performance of other agreements, covenants and obligations contained herein shall be limited as set forth in the Guaranty and Note.

IN WITNESS WHEREOF, this Indemnity is executed by Indemnitors as of the day and year first above written.

DC-2775 NORTHWOODS PARKWAY, LLC,
a Delaware limited liability company

By:	Carter Validus Operating Partnership, LP,
a Delaware limited partnership, its manager

	By:	Carter Validus Mission Critical REIT, Inc.,
a Maryland corporation, its general partner

		By:	/s/ John E. Carter
John E. Carter,
Chief Executive Officer

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical REIT, Inc., general partner of Carter Validus Operating Partnership, L.P., manager of DC-2775 Northwoods Parkway, LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in him in such capacity and acknowledged that he executed the same as the voluntary act and authorized deed of the limited liability company.

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public, State of Florida
My commission expires: August 24, 2015

(CONTINUED)

CARTER VALIDUS OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical Reit, Inc.,
a Maryland corporation, its general partner

	By:	/s/ John E. Carter
John E. Carter, Chief Executive Officer

STATE OF FLORIDA	)
) ss.
COUNTY OF HILLSBOROUGH	)

This instrument was acknowledged before me this 13th day of March, 2012, by John E. Carter, Chief Executive Officer of Carter Validus Mission Critical Reit, Inc., General Partner of Carter Validus Operating Partnership, LP, a Delaware limited partnership, to me known to be the person who executed the foregoing instrument by virtue of the authority vested in on behalf of said entity.

/s/ Elizabeth Fay
Elizabeth Fay
Notary Public, State of Florida
My commission expires: August 24, 2015

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land containing 3.222 acres lying and being in Land Lot 256 of the 6th District of Gwinnett County, Georgia, and being more fully described as follows:

Beginning at a concrete monument found at the Southerly end of a miter of the right-of-way intersection of the Northeasterly right-of-way of Langford Road, a right-of-way of varying widths (at this point being a 100 foot right-of-way), with the Southeasterly right-of-way of Northwoods Parkway, a right-of-way of varying widths; thence along said right-of-way and miter North 06°07’42” East a distance of 19.41 feet to a  1/2 inch rebar pin found on said Southeasterly right-of-way of Northwoods Parkway; thence along said right-of-way of Northwoods Parkway North 49°24’00” East a distance of 69.97 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 507.47 feet an arc distance of 62.44 feet (said arc being subtended by a chord bearing North 45°52’30” East a distance of 62.40 feet) to a point; thence continuing along said right-of-way North 42°21’00” East a distance of 65.55 feet to a point; thence continuing along said right-of-way along a curve to the right having a radius of 447.46 feet an arc distance of 108.07 feet (said arc being subtended by a chord bearing North 49°16’00” East a distance of 107.81 feet) to a point; thence continuing along said right-of-way North 56°11’15” East a distance of 250.36 feet to a point; thence continuing along said right-of-way along a curve to the left having a radius of 600.00 feet an arc distance of 172.43 feet (said arc being subtended by a chord bearing North 51°22’45” East a distance of 171.84 feet) to a point; thence continuing along said right-of-way North 39°57’45” East a distance of 16.73 feet to a nail found and the TRUE POINT OF BEGINNING.

From the TRUE POINT OF BEGINNING thus established thence continuing along said right-of-way North 39°57’45” East a distance of 359.64 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way South 40°35”30” East a distance of 425.22 feet to a  5/8 inch rebar pin found on the Northwesterly right-of-way of a 200 foot right-of-way of Southern Railroad; thence along said Railroad right-of-way South 49°24’30” West a distance of 354.54 feet to a  1/2 inch rebar pin found; thence leaving said right-of-way North 40°37’32” West a distance of 366.20 feet to a nail found on aforesaid Southeasterly right-of-way of Northwoods Parkway and the TRUE POINT OF BEGINNING.